SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 3, 2001

COMPOSITE TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

NEVADA	0-10999	59-2025386

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18881 Von Karman Avenue, Suite 1630, Irvine, California	92612

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 756-1091

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

     Transmission Technology Corporation, a Nevada corporation (“TTC”), entered into a technology license agreement (the “License Agreement”) with W.B.G., Inc., a California corporation (“WBG”), on May 7, 2001. The License Agreement related to patent pending composite reinforced aluminum conductor technologies and gave TTC an exclusive license to the technologies covered by the License Agreement. TTC became a majority-owned subsidiary of Composite Technology Corporation, a Nevada corporation (the “Company”), on November 3, 2001 pursuant to an Agreement and Plan of Reorganization (the “Reorganization Agreement”) among the Company, TTC and certain stockholders of TTC.

     In the License Agreement, WBG represented and warranted to TTC that WBG had the right to enter into the License Agreement, including without limitation the right to grant TTC the exclusive rights to the technologies covered by the License Agreement. TTC agreed to pay royalties to WBG, initially at a rate of 5% of Gross Revenues (as defined in the License Agreement). WBG also agreed to provide TTC full disclosure of all current and future technologies covered by the License Agreement as well as disclosure of any interested parties in such technologies. TTC agreed to pay WBG to design, build, install and provide specifications, manuals and training to complete commercial product equipment lines for the technologies, with the price to be mutually agreed upon. TTC would advance funds to WBG for each phase as required under a mutually agreed upon budget and schedule.

     In the event of any controversy or claim relating to the License Agreement, or a breach thereof, the parties agreed the dispute would initially be subject to mediation proceedings. If the controversy, claim or breach was not resolved by mediation, the parties agreed to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

     All information herein with respect to the License Agreement is qualified in its entirety by reference to the License Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

     TTC sought information from WBG relating to the technologies pursuant to the License Agreement but did not receive a response. As a result, TTC sought to invoke the mediation provision of the License Agreement. WBG declined to engage in mediation. In August 2001, TTC commenced an arbitration proceeding with the American Arbitration Association against WBG and W. Brandt Goldsworthy & Associates, Inc., a California corporation related to WBG (“WBG&A”).

     On August 15, 2001, TTC also filed suit against WBG and WBG&A in the United States District Court for the Central District of California (Case No. 01-CV-7118). The suit sought (i) specific performance of the License Agreement, including supplying the requested information and subjecting to arbitration, (ii) an injunction against WBG and WBG&A licensing the technologies to any other parties, and (iii) damages and costs.

     In their answers, WBG and WBG&A argued a number of defenses and also asserted certain counterclaims. One defense raised was that TTC did not have standing or capacity to sue. WBG and WBG&A contended that Tom Sawyer, the lawyer who incorporated TTC, is the sole stockholder and director of TTC and that he had not authorized the filing of the suit. Mr. Sawyer claimed that he purchased all of the authorized common stock for $24.00. Subsequently and separately, on October 4, 2001, Mr. Sawyer made a demand to TTC’s counsel to dismiss the suit with prejudice based on his claim that he was the sole stockholder and director of TTC. In addition, on October 5, 2001, Mr. Sawyer, allegedly on behalf of TTC, and WBG executed a Mutual Rescission of the License Agreement.

     The counterclaims raised by WBG and WBG&A included alleged untrue and misleading advertising and unfair competition (against TTC and C. William Arrington, an officer of TTC) for claiming rights in the technologies and a claim for declaratory relief (against TTC, Mr. Arrington, Mr. Sawyer and Composite Power Corporation, a Nevada corporation (“CPC”)). On September 24, 1999, a Nevada state court had issued an injunction against Mr. Arrington, a former officer and director of CPC, in his individual capacity from “contacting, soliciting business from or otherwise doing business with any individuals, entities or financiers connected or related in any way to any of CPC’s projects.” WBG&A was mentioned as an entity that had a business relationship with CPC but the technologies licensed by the License Agreement are completely unrelated to CPC or any of its projects. Mr. Arrington had signed the License Agreement on behalf of TTC and WBG and WBG&A contended that Mr. Arrington’s signature violated the injunction and made the License Agreement void and illegal. WBG and WBG&A also sought a declaratory judgment that Mr. Sawyer is the sole director and stockholder of TTC and that the License Agreement is void and illegal. The injunction was dissolved by the Nevada state court on August 31, 2001 and Mr. Arrington was limited only against doing business with anyone involved in specific CPC projects, none of which related to TTC, the Company or the License Agreement. Furthermore, that limitation as well is no longer in effect as the Nevada state court dismissed all claims against Mr. Arrington with prejudice on January 10, 2002. CPC has never initiated any proceedings with the Nevada state court claiming any violation of the injunction and the court has issued no order and has never found that Mr. Arrington was ever not fully in compliance with the injunction.

     On December 10, 2001, the United States District Court held a hearing on TTC’s request for an injunction. No decision has yet been rendered. With regard to TTC’s arbitration demand, arbitrators have been appointed. A hearing on TTC’s petition to enforce the arbitration provisions of the License Agreement is currently scheduled for January 28, 2002. WBG and WBG&A are seeking to have the court halt the arbitration and instead have all issues settled by the court.

     The License Agreement currently is the basis for TTC’s rights to the composite reinforced aluminum conductor technologies. In the event a court or an arbitration panel determines that the License Agreement is unenforceable in any way, it would have a material adverse effect on the Company, its business and its prospects. The claims as to Mr. Sawyer’s alleged ownership of, and position with, TTC, in the event they are supported, would raise serious questions as to the status and authority of the current management and Board of Directors of TTC and the Company and the effect and consequences of the Reorganization Agreement.

     The Company and TTC believe that TTC has raised valid claims in its suit and claim for arbitration and that WBG’s and WBG&A’s defenses and counterclaims are without merit. TTC will defend itself and Mr. Arrington, as an officer of TTC, vigorously against the alleged counterclaims of WBG and WBG&A.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     Attached hereto as Exhibit 10.1 is a copy of the License Agreement.

ITEM 8. CHANGE IN FISCAL YEAR

     On December 28, 2001, the Company determined to change its fiscal year-end from December 31 to September 30. In addition, TTC established September 30 as the end of its initial fiscal year. The report covering the transition period ended September 30, 2001 will be filed on a Form 10-KSB within 90 days after December 28, 2001. The Form 10-KSB will include the audited financial statements of TTC required by the Company’s Form 8-K filed on November 20, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPOSITE TECHNOLOGY CORPORATION (Registrant)

By: /s/ Benton H Wilcoxon Name: Benton H Wilcoxon Title: Chief Executive Officer and Secretary

Date: January 10, 2002

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